EXHIBIT 13.2

                   CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Roderick Chisholm, acting as the Chief Financial Officer of Seabridge Gold Inc. (the "Company"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Annual Report on Form 20-F of the Company dated June 25, 2004 for the fiscal year ending December 31, 2003 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: June 25, 2004

                                             /s/ Roderick Chisholm
                                           -------------------------------
                                                 Roderick Chisholm
                                                 Chief Financial Officer


                                        2